Exhibit 99.3

Marvel Investment Corporation Limited and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$5,420,679	$466
Accounts receivable, net	212,897	260,624
Inventory	918,011	3,843
Prepaid rent	27,057	65,058
Security deposits to suppliers	-	1,985,178
Other receivables	930,680	436,014
Total Current Assets	7,509,324	2,751,183
Land, Property & equipment (net)	52,710,480	52,286,087
Total Assets	$60,219,804	$55,037,270

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$3,201,507	$8,420,643
Taxes payable	226	224
Due to related parties	1,560	1,548
Other payables	11,615	11,472
Trade financing loans	-	1,893,264
Advances from customers	121,698	-
Total Current Liabilities	3,336,606	10,327,151
Total Liabilities	3,336,606	10,327,151

Commitments & contingencies	-	-

Stockholders' Equity
Common stock, 1,000,000 authorized $0.12903 par value, 10,000 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	1,290	1,290
Additional paid-in capital	9,563,015	9,563,015
Subscription receivables	(1,290)	(1,290)
Accumulated other comprehensive income	656,039	220,712
Accumulated earnings	46,664,144	34,926,392
Total stockholders' equity	56,883,198	44,710,119
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$60,219,804	$55,037,270

The accompanying notes are an integral part of these financial statements

Marvel Investment Corporation Limited and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenues	$10,873,218	$13,675,783	$20,088,354	$21,684,493
Cost of sales	4,704,713	5,142,166	8,050,832	9,844,224
Gross margin	6,168,505	8,533,617	12,037,522	11,840,269

Operating expenses
Selling, general & administrative expenses	172,424	239,596	332,457	872,289
Total operating expenses	172,242	238,454	332,457	872,289

Income (Loss) from operation	5,996,081	8,295,163	11,705,065	10,967,980

Other income (expenses)
Interest expense, net	14	(29,722)	(1,339)	(344,972)
Government rebate	106	651	34,544	651
Total other income	120	(30,213)	33,205	(344,321)

Income before income tax	5,996,200	8,264,950	11,738,270	10,623,659

Income tax	(1)	-	(518)	-

Net income	5,996,200	8,264,950	11,737,752	10,623,659

Foreign currency translation adjustment	187,450	261,572	435,327	(175,708)

Comprehensive income	$6,183,650	$8,526,522	$12,173,079	$10,447,951

Common Shares Outstanding, basic and diluted	10,000	10,000	10,000	10,000

Net income per share
Basic and diluted	$600	$826	$1,174	$1,062

The accompanying notes are an integral part of these financial statements

Marvel Investment Corporation Limited and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity

For the years ended December 31, 2014 and Six Months Ended June 30, 2015

(Unaudited)

					Accumulated
	Common Stock		Additional		Other
	$0.12903 Par Value		Paid-in	Subscription	Comprehensive	Accumulated
	Shares	Amount	Capital	Receivables	Income	Earnings	Totals
Balances at December 31, 2013	10,000	$1,290	$9,602,706	$(1,290)	$293,971	$7,911,210	$17,807,887
Capital distribution to owners			(40,677)				(40,677)
Net income						27,015,182	27,015,182
Expenses paid by stockholder and contributed as capital			986				986
Cumulative translation adjustment					(73,259)		(73,259)
Balances at December 31, 2014	10,000	$1,290	$9,563,015	$(1,290)	$220,712	$34,926,392	$44,710,119
Net income						11,737,752	11,737,831
Cumulative translation adjustment					435,327		435,248
Balances at June 30, 2015	10,000	$1,290	$9,563,015	$(1,290)	$656,039	$46,664,144	$56,883,198

The accompanying notes are an integral part of these financial statements

Marvel Investment Corporation Limited and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended
	June 30, 2015	June 30, 2014

Cash flows from operating activities
Net income	$11,737,752	$10,623,659
Adjustments to reconcile net income to net cash provided by or used in operating activities:
Depreciation and amortization	2,120	1,313
Changes in operating assets and liabilities:
Accounts receivable	48,698	1,054,754
Inventory	(908,672)	2,200,176
Prepaid rent	38,087	56,652
Other receivables	(476,525)	(40,947)
Security deposits to suppliers	1,982,855	1,995,028
Accounts payable and accrued expenses	(5,228,464)	14,639,310
Taxes payable	-	96
Other payables	87	6,021
Advances from customers	120,969	-
Net cash provided by operating activities	7,316,907	30,536,062

Cash flows from financing activities
Proceeds/(Repayment) to related party, net	(12,994)	(60,165)
Proceeds/(Repayments) from trade financing loans, net	(1,891,048)	(1,979,565)
Net cash used in financing activities	(1,904,042)	(2,039,730)

Cash flows from investing activities
Purchase of land, property and equipment	-	(31,667,151)
Net cash used in investing activities	-	(31,667,151)

Effect of exchange rate changes	7,348	85,227

NET INCREASE (DECREASE) IN CASH	5,420,213	(3,085,592)

CASH
Beginning of period	466	3,112,528
End of period	$5,420,679	$26,936

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$1,367	$54,352
Income Taxes	$518	$-

The accompanying notes are an integral part of these financial statements

MARVEL INVESTMENT CORPORATION LIMITED AND SUBSIDIARY

Notes to Consolidated Financial Statements

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Marvel Investment Corporation Limited (“Marvel”) was incorporated on October 28, 2009 under the laws of Hong Kong, PRC. The Company was established to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

On February 28, 2015, Marvel entered into an Equity Interest Transfer Agreement with Liaoning Fuda Mining Co., Ltd (“Liaoning Fuda”) whereas Marvel agreed to acquire 100% equity interest in Liaoning effective June 30, 2015. Both Marvel and Liaoning Fuda are under common control of the same shareholder and no consideration was given in exchange for the equity interest in Liaoning Fuda. The acquisition was done to position Liaoning Fuda in a more favorable tax position under the laws of Hong Kong, PRC.

The acquisition was accounted under US GAAP as a business combination under common control with Marvel being the acquirer as both entities were owned by the same shareholder. The accompanying consolidated financial statements have been presented as consolidated, and no purchase price accounting or reverse merger accounting methods were used in consolidation.

Liaoning Fuda was established in August 2012 in Dandong City, Liaoning Province, China (“PRC”) with authorized capital of 60 million Chinese Yuan. Liaoning Fuda is a natural resource trading company that consists of raw blocks, stone carvings, slabs, pavers and wall claddings.

Marvel and its subsidiary shall be collectively known as the “Company”.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

The Company’s financial statements are expressed in U.S. dollars.

Principal of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Acquisition of Liaoning Fuda

The acquisition was accounted under US GAAP as a business combination under common control with Marvel being the acquirer as both entities were owned by the same shareholder. The consolidated financial statements have been presented at historical costs and on a retroactive basis. No purchase price or reverse merger accounting methods were used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

Comprehensive Income (Loss)

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income”, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. The Company’s comprehensive income (loss) consist of net income (loss) and foreign currency translation adjustments.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

-         Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

-         Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

-         Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of the balance sheet date.

Foreign Currency Translation

The functional currency of Liaoning Fuda is the Chinese Renminbi (“RMB”).

The functional currency of Marvel is the Hong Kong Dollar (“HK$”).

The reporting currency of the Company is the US Dollar (“US$”).

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Exchange rate used for the translation as follows:

	June 30,	June 30,	December 31,
US$ to RMB	2015	2014	2014
Period end spot rate	6.08882	6.15520	6.13849
Average periodic rate	6.12553	6.14176	6.14569

	June 30,	June 30,	December 31,
HK$ to US$	2015	2014	2014
Period end spot rate	0.12899	0.12901	0.12891
Average periodic rate	0.12897	0.12895	0.1289

Cash and Cash Equivalents

The Company considers highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amount the Company expects to collect from outstanding balances. The Company provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable.

Bad debt expenses were $nil and $nil for the six months ended June 30, 2015 and 2014, respectively.

Inventories

Inventories, which are primarily comprised of goods for sale, are stated at the lower of cost or net realizable value, using the first-in first-out (FIFO) method. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method, at original cost, over the estimated useful lives of the assets as follows:

Office equipment	5 years
Motor Vehicle	10 years

Expenditures for repairs and maintenance, which do not improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

Security deposits

Security deposits are amounts paid by the Company to its suppliers in order to ensure ample, constant supply and prompt delivery of goods.

Revenue Recognition

The Company generally recognizes product sales revenue when the significant risks and rewards of ownership have been transferred pursuant to PRC law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.

Direct Domestic Sales

The Company recognizes product sales revenue when customers pick up and pay for the goods at once. The Company is responsible for losses when occurred. The Company sets out the terms and conditions of the sales contract and deals directly with customers.

Direct International Sales

The Company recognizes product sales revenue when bill of lading in received from shipping company although the title does not transfer until the goods have reach its destination port. The Company is responsible for losses when occurred which the Company has purchased insurance to cover for such loss. The Company sets out the terms and conditions of the sales contract and deals directly with customers.

Agency International Sales

The Company recognizes product sales revenue when bill of lading in received from shipping company although the title does not transfer until the goods have reach its destination port. The Agent is responsible for losses when occurred which the Agent has a blanket insurance to cover for such loss. The Agent would prepare the terms and conditions of the sales contract and deals directly with customers.

Value added taxes

The Company is subject to Value Added Taxes (“VAT”) at a rate of 17% on proceeds received from customers, and are entitled to a refund for VAT already paid or borne on the goods purchased by it that have generated the gross sales proceeds. The VAT balance is recorded in other payables on the balance sheets.

Advertising

The Company expenses advertising costs as incurred and are included in selling expenses.

Government Subsidies

The Company recognizes government grants that are non-operating in nature and with no further conditions to be met as other income when received. The Company recognizes government grants that contain certain operating conditions as liabilities when received, and as a reduction of the related costs for which the grants are intended to compensate when the conditions are met.

The government subsidies received by the Company were $34,544 and $651 for the six months ended June 30, 2015 and 2014, respectively.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred.

Segment Information

The standard, “Disclosures about Segments of an Enterprise and Related Information,” codified with ASC-280, requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in one business segment (marketing and sales) and in one geographical segment (China), as all of the Company’s current operations are carried in China.

Recent Accounting Pronouncements

In February 2015, FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new consolidation standard changes the way reporting enterprises evaluate whether (a) they should consolidate limited partnerships and similar entities, (b) fees paid to a decision maker or service provider are variable interests in a VIE, and (c) variable interests in a VIE held by related parties of the reporting enterprise require the reporting enterprise to consolidate the VIE. The guidance is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2015. Early adoption is allowed, including early adoption in an interim period. A reporting entity may apply a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or may apply the amendments retrospectively. The Company is currently assessing the impact of the adoption of this guidance on the consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle the ASU includes provisions within a five step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) an entity satisfies a performance obligation. The standard also specifies the accounting for some costs to obtain or fulfill a contract with a customer and requires expanded disclosures about revenue recognition. The standard provides for either full retrospective adoption or a modified retrospective adoption by which it is applied only to the most current period presented. This ASU is effective January 1, 2017. The Company is currently assessing this ASU’s impact on the Company’s consolidated results of operations and financial condition.

The Company believes that there were no other accounting standards recently issued that had or are expected to have a material impact on our financial position or results of operations.

3.	SECURITY DEPOSITS TO SUPPLIERS

Security deposits are amounts paid by the Company to maintain its relationship with the suppliers in order to ensure ample, constant supply and prompt delivery of goods.

Security deposits to suppliers consist of the following:

	June 30,	December 31,
	2015	2014

Supplier A	$-	$765,986
Supplier B	-	358,720
Supplier C	-	860,472
Total	$-	$1,985,178

4.	LAND, PROPERTY & EQUIPMENT

Land, property & equipment consist of the following:

	June 30,	December 31,
	2015	2014
Land	$52,694,346	$52,267,967
Office equipment	8,825	8,754
Motor vehicle	15,331	15,207
Total	52,718,502	52,291,928
Less: accumulated depreciation	(8,022)	(5,841)
Net	52,710,480	$52,286,087

The depreciation expense were $4,199 and $1,623 for the years ended December 31, 2014 and 2013.

5.	TRADE FINANCING LOANS

The Company has executed short term accounts receivables factoring agreements with the banks. The bank would advance the Company a contracted percentage of the invoices factored up front and charge a contracted interest fee at average rate of 2%-4% based on the percentage advanced. When the outstanding accounts receivable invoice is collected, the advanced amount plus any accrued interest are repaid. The Company has also purchased insurance for the full invoiced amount.

The outstanding amount of trade financing loans were $0 and $1,893,264 as of June 30, 2015 and December 31, 2014, respectively.

The interest expenses were $1,367 and $345,118 for the six months ended June 30, 2015 and 2014, respectively.

6.	RELATED PARTY TRANSACTIONS

The Company received advances from its owners from time to time as working capital to fund for its operations. These advances are due on demand, unsecured and non-interest bearing.

The Company has an outstanding payable amount of $1,560 and $1,548 to Mr. Yang Yuan Xi, the Company’s legal representative, as of June 30, 2015 and December 31, 2014, respectively.

7.	STOCKHOLDERS' EQUITY

The Company is authorized to issue 1,000,000 shares of common stock at HK$1.00 (approximately US$0.12903) par value.

On October 20, 2009, the Company issued 10,000 shares of its common stock at HK$1.00 per share for a total of HK$10,000 (approximately US$1,290) which remains unpaid as of June 30, 2015.

Marvel’s shareholder has paid expenses on behalf of the Company that are recorded as contribution to paid-in capital. The amounts contributed to paid-in capital were $0 and $0 for the six months ended June 30, 2015 and 2014, respectively.

8.	GOVERNMENT CONTRIBUTION PLAN

Pursuant to the laws applicable to PRC law, the Company is required to participate in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Company to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly basic compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution.

9.	STATUTORY RESERVE

Pursuant to the laws applicable to the PRC, the Company must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC ("PRC GAAP") at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

The PRC regulations also restrict the ability of the Company to make dividend and other payments to offshore entities or individuals. The PRC legal restrictions permit payments of dividend by the Company only out of its accumulated after-tax profits, if any, determined in accordance with PRC GAAP and regulations. Any limitations on the ability of the Company to transfer funds could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to the Company’s business, pay dividends and otherwise fund and conduct the Company’s business.

10.	INCOME TAXES

Marvel is established in Hong Kong and its income is subject to a 16% profit tax rate. However, Marvel did not earn any income derived in Hong Kong, and therefore were not subject to Hong Kong Profits Tax.

Liaoning Fuda established in China and its income is subject to income tax rate of 25%. But has received an income tax holiday from the government for three years that will expire in 2015.

The reconciliation of effective income tax rate as follows:

	For the Six months Ended
	June 30,	June 30,
	2015	2014

PRC Statutory income tax rate	25%	25%
Less: Income tax holiday	-25%	-25%

Total	-	-

The provision for income tax on earnings as follows:

	For the Six months Ended
	June 30,	June 30,
	2015	2014

PRC income tax	3,227,008	2,367,378
Less: Income tax subject to tax holiday	(3,226,490)	(2,367,378)
Total	518	-

11.	COMMITMENTS, CONTINGENCIES, RISKS AND UNCERTAINTIES

The Company has executed various lease agreements for office space and dormitory. The total future minimum lease payments under the operating leases as follows:

Periods	Amounts

For year ended December 31, 2015	$199,680
For year ended December 31, 2016	-
For year ended December 31, 2017	-
For year ended December 31, 2018	-
Thereafter	-
Total	$199,680

Concentration and Credit risk

Cash deposits with banks are held in financial institutions in China, which are not federally insured deposit protection. Accordingly, the Company has a concentration of credit risk related to these uninsured bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area.

The Company depends on a limited number of suppliers for its products. Accordingly, the Company has a concentration risk related to these suppliers. Failure to maintain existing relationships with our suppliers or to establish new relationships in the future could also negatively affect our ability to obtain products sold to customers in a timely manner. If the Company is unable to obtain ample supply of products from existing suppliers or alternative sources of supply, the Company may be unable to satisfy our customers’ orders, which could materially and adversely affect revenues.

12.	CHANGE IN BUSINESS

In 2014, the Company’s subsidiary has changed its business model focusing on local domestic market instead of international market. The significant impact due to the change in business model are as follows:

	For the Six Months Ended
	June 30,	June 30,
	2015	2014
Cost of sales
Custom duties charges	-	194,291
Freight and courier	163	532,942
Other cost of sales	8,050,669	9,116,991
Total	8,050,832	9,844,224

Selling, general and administrative expenses
Insurance	-	336,286
Employees’ wages and salaries	194,549	279,457
Other selling, general and administrative expenses	137,908	256,546
Total	332,457	872,289

13.	SUBSEQUENT EVENTS

On September 24, 2015, the Company executed an agreement and plan of reorganization with Fuda Group (USA) Corporation (“Fuda”) whereby the shareholders the Company agreed to transfer to Fuda at the Closing 10,000 shares of ordinary shares of the Company, HK$1.00 par value per share, in exchange for an aggregate of 62,000,000 shares of voting common stock of Fuda, $0.0001 par value per share. Upon completion of the share exchange the Company will become a subsidiary of Fuda.